EXHIBIT 10.32

FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT (the “2017 Amendment”) to the EXECUTIVE EMPLOYMENT AGREEMENT dated June 1, 2014 (this “Agreement”) is made and entered this first day of April 2017 (the “Effective Date”) between Bright Mountain Media, Inc., a Florida corporation whose principal place of business is 6400 Congress Avenue, Suite 2050, Boca Raton, FL  33431 (the “Corporation”) and W. Kip Speyer, an individual whose address is ______________ (the “Executive”).

RECITALS

WHEREAS, the Corporation and the Executive are parties to that certain Executive Employment Agreement dated June 1, 2014, pursuant to which the Executive serves as the Corporation's Chairman, President and Chief Executive Officer.

WHEREAS, the term of the Agreement expires on May 31, 2017.

WHEREAS, prior to the expiration of such term, the Corporation and the Executive desire enter into this 2017 Amendment upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Executive do hereby agree as follows:

1.

Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2.

Ratify.  Except as provided herein, all terms of the Agreement are hereby ratified and affirmed.

3.

Item 4 of the Agreement “Term” is hereby amended as follows:

Term.  The Term of employment hereunder will commence on the Effective Date and end on the third (3rd) anniversary of the Effective Date and may be extended for additional one (1) year periods (each a “Renewal Term”) by written notice given by the Corporation to the Executive at least one hundred eighty (180) days before the expiration of the Term or the Renewal Term, as the case may be, unless this Agreement shall have been terminated pursuant to Section 6 of this Agreement.

4.

Item 5 of the Agreement “Compensation and Benefits” is hereby amended as follows:

Compensation and Benefits.

(a)

Salary.  The Executive shall be paid a base salary (“Base Salary”), payable in accordance with the Corporation's policies from time to time for senior executives, at an annual rate of One Hundred Sixty-five Thousand Dollars ($165,000).

(b)

Annual Performance Bonus.  The Executive shall be eligible to receive an annual performance bonus pursuant to Exhibit A to this Agreement (the “Performance Bonus”) payable in cash within five (5) days after the filing by the Corporation's with the Securities and

Exchange Commission of its Annual Report on Form 10-K containing the Audited Financial Statements (as that term is defined in Exhibit A) for the year in which the Performance Bonus was earned, if any.

IN WITNESS WHEREOF, the parties have executed this 2017 Amendment as of the date set forth in the first paragraph of this Agreement.

THE CORPORATION:

BRIGHT MOUNTAIN MEDIA, INC.

By:	/s/ Dennis W. Healey
Dennis W. Healey, Chief Financial Officer

THE EXECUTIVE

/s/ W. Kip Speyer
W. Kip Speyer

Exhibit A

Performance Bonus

During the Term of the Agreement, the Executive shall be entitled to earn an annual Performance Bonus for each year and in such amounts set forth below, commencing with the year ending December 31, 2017, based upon the Corporation reporting Revenues and EBITDA as follows:

Revenue	Minimum EBITDA	Amount of Bonus

Less than $3,000,000	-	None

$3,000,000 to $3,500,000	-	25% of Base Salary

$3,500,001 to $4,000,000	$100,000	40% of Base Salary

$4,000,001 to $4,500,000	$150,000	65% of Base Salary

$4,500,001 or greater	$175,000	80% of Base Salary

When used herein:

"Revenue" shall mean the total amount of revenues from all sources reported by the Corporation and its consolidated subsidiaries for the year then ended based upon the audited consolidated financial statements (the "Audited Financial Statements") appearing in the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission; and

"EBITDA" shall mean earnings before income taxes, depreciation and amortization based upon the Audited Financial Statements.